Exhibit 5.1




                              September 30, 1996

Travelers Group Inc.
388 Greenwich Street
New York, NY  10013

Travelers Capital I
Travelers Capital II
Travelers Capital III
Travelers Capital IV
Travelers Capital V
c/o Travelers Group Inc.
388 Greenwich Street
New York, New York  10013

          Re:  Travelers Group Inc.
               Travelers Capital I
               Travelers Capital II
               Travelers Capital III
               Travelers Capital IV
               Travelers Capital V
               Registration Statement on Form S-3
               Registration No. 333-12439
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to (1) Travelers Capital I, Travelers Capital II, Travelers Capital III, Travelers Capital IV and Travelers Capital V (each, a "Travelers Trust" and, together, the "Travelers Trusts"), each a statutory business trust formed under the laws of the State of Delaware, and (2) Travelers




































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Travelers Group Inc.
Travelers Capital I
Travelers Capital II
Travelers Capital III
Travelers Capital IV
Travelers Capital V
September 30, 1996
Page 2



Group Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-12439), filed by the Company and the Travelers Trusts with the Securities and Exchange Commission (the "Commission") on September 20, 1996 under the Securities Act of 1933, as amended (the "Act") and Amendment No. 1 thereto, filed with the Commission on September 30, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the public offering of preferred securities (the "Trust Preferred Securities") of each of the Travelers Trusts, and certain other securities.

          The Trust Preferred Securities of each Travelers Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Travelers Trust (each, a "Declaration" and, collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of certain debentures to be held by the Property Trustee (as defined below) of such Travelers Trust, Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"), The Chase Manhattan Bank, as property trustee (the "Proper-ty Trustee"), and Heidi G. Miller and Irwin R. Ettinger, as regular trustees (together, the "Regular Trustees").

          This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise












































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Travelers Group Inc.
Travelers Capital I
Travelers Capital II
Travelers Capital III
Travelers Capital IV
Travelers Capital V
September 30, 1996
Page 3



defined herein have the meanings ascribed to them in the Registration Statement.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Prospectus Supplement relating to the Trust Preferred Securities included as an exhibit to the Registration Statement (the "Prospectus Supplement"), (ii) the certificate of trust of each of the Travelers Trusts (the "Certificates of Trust") filed with the Secretary of State of the State of Delaware on September 19, 1996; (iii) the form of the Declaration of each of the Travelers Trusts (including the designations of the terms of the Trust Preferred Securities of such Travelers Trust annexed thereto); (iv) the form of the Trust Preferred Securities of each of the Travelers Trusts; (v) the form of the preferred securities guarantee agreement (the "Preferred Securities Guarantee"), between the Company and The Chase Manhattan Bank, as guarantee trustee (the "Preferred Securities Guarantee Trustee"); (vi) the form of the Junior Subordinated Debt Securities (the "Junior Subordinated Debt Securities") of the Company which are to be issued pursuant to an indenture (the "Indenture"), between the Company and The Chase Manhattan Bank, as debt trustee (the "Debt Trustee"); and (vii) the form of the Indenture. We have also examined originals or copies, certified or otherwise identified to our
















































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Travelers Group Inc.
Travelers Capital I
Travelers Capital II
Travelers Capital III
Travelers Capital IV
Travelers Capital V
September 30, 1996
Page 4



satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authentici-ty of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company and the Travelers Trusts, we have or will have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (2) and (3) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration of each Travelers Trust, the Preferred Securities of each Travelers Trust, the Preferred Securities Guarantee, the Junior Subordinated Debt Securi-ties and the Indenture when executed, will be executed in substantially the form reviewed by us and that the terms of the Junior Subordinated Debt Securities when established in conformity with the Indenture will not violate any appli-cable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers,













































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Travelers Group Inc.
Travelers Capital I
Travelers Capital II
Travelers Capital III
Travelers Capital IV
Travelers Capital V
September 30, 1996
Page 5



trustees and other representatives of the Company, the Travelers Trusts and others.

          Members of our firm are admitted to the bar in the States of Delaware and New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent specifically referred to herein.

          Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

          1. The Trust Preferred Securities of each Travelers Trust, when the Declaration of such Travelers Trust is duly executed and delivered by the parties thereto, will be duly authorized for issuance and, when issued and executed in accordance with such Declaration and paid for as set forth in the Prospectus Supplement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Travelers Trust; and the holders of such Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corpora-tions for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Preferred Securities of each Travelers Trust may be obligated, pursuant to the Declaration of such Travelers Trust, to (i) provide indemnity and/or security in connection with












































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Travelers Group Inc.
Travelers Capital I
Travelers Capital II
Travelers Capital III
Travelers Capital IV
Travelers Capital V
September 30, 1996
Page 6



and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee of such Travelers Trust to exercise its rights and powers under the Declaration of such Travelers Trust.

          2. The Preferred Securities Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          3. When (i) the Indenture has been duly authorized, executed and delivered, (ii) the terms of the Junior Subordinated Debt Securities have been established in conformity with the Indenture, and (iii) the Junior Subordinated Debt Securities are duly executed, delivered, authenticated and issued in accor-dance with the Indenture and delivered and paid for as set forth in the Pro-spectus Supplement, the Junior Subordinated Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may

Travelers Group Inc.
Travelers Capital I
Travelers Capital II
Travelers Capital III
Travelers Capital IV
Travelers Capital V
September 30, 1996
Page 7



be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the base prospectus which forms a part of the Registration Statement and under the heading "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commis-sion promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.


                                     Very truly yours,

                                     /s/ Skadden, Arps, Slate, Meagher & Flom
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